Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-132844, 333-132845, 333-162262, 333-206214, 333-230858, and 333-266198 on Form S-8 and No. 333- 288198 on Form S-3 of Fidelity National Information Services, Inc. of our report dated February 20, 2026, relating to the financial statements of Issuer Solutions Business appearing in this Current Report on Form 8-K/A dated February 24, 2026.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 24, 2026